UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                        ______________________________

                                   FORM 8-K
                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  August 19, 2004


                                   0-15898
                          (Commission File Number)

                       ______________________________

                     CASUAL MALE RETAIL GROUP, INC.
        (Exact name of registrant as specified in its charter)

      Delaware                                             04-2623104
(State of Incorporation)                                 (IRS Employer
                                                      Identification Number)


              555 Turnpike Street, Canton, Massachusetts 02021
            (Address of registrant's principal executive office)


                              (781) 828-9300
                     (Registrant's telephone number)
                      ______________________________





Item 5.     Other Events.

	On August 19, 2004, the Company announced that it had signed an asset purchase agreement, subject to buyer's due diligence and other normal closing conditions, to acquire privately held Rochester Big & Tall.
	The purchase price is $15 million in cash and the assumption of bank and subordinated debt of approximately $5 million, in addition to the assumption of identified operating liabilities such as accounts payable and accrued liabilities. There is a potential payment over a three-year period of an additional $4 million, which is subject to an earn-out provision. Assuming satisfaction of all closing conditions, the acquisition is targeted to close by October 31, 2004.

        A copy of the release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.



ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

	(c) Exhibits
            Exhibit No.	Description
            -----------   ------------
	        99.1	Press Release announcing Casual Male Retail Group,
	      		Inc.'s Second Quarter Fiscal 2004 Results

99.2 Press Release announcing that Casual Male Retail
          Group, Inc. signed an asset purchase agreement to acquire Rochester Big and Tall.


ITEM 12.  Results of Operations and Financial Condition.

On August 19, 2004, Casual Male Retail Group, Inc. (the "Company") issued a press release announcing operating results for the second quarter of fiscal 2004 and for the six months ended July 31, 2004.

The press release contains certain non-GAAP measures which the Company believes is important for investors to help gain a better understanding of the Company. The release includes a reconciliation of such non-GAAP measures.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.










                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CASUAL MALE RETAIL GROUP, INC.

                                              By: /s/ Dennis R. Hernreich
						  ---------------------------
                                              Name:  Dennis R. Hernreich
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


Date:  August 19, 2004